UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2023

US Foods Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9399 W. Higgins Road, Suite 100, Rosemont, IL 60018

(Address of principal executive offices) (Zip Code)

(847) 720-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

On June 1, 2023, US Foods Inc. (the “Company”) entered into the Tenth Amendment (the “Tenth Amendment”) to the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, the “Credit Agreement”), by and among the Company, the other loan parties party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, and the lenders from time to time party thereto. Pursuant to the Tenth Amendment, (i) the LIBOR-based interest rate option included in the Credit Agreement will be replaced with an interest rate option based upon Term SOFR (as defined in the Credit Agreement) and (ii) other related terms and provisions of the Credit Agreement were amended to implement the replacement described above, including the addition of a credit spread adjustment of (a) 0.11448% per annum if the Company elects a Term SOFR interest period of one-month, (b) 0.26161% per annum if the Company elects a Term SOFR interest period of three-months and (c) 0.42826% per annum if the Company elects a Term SOFR interest period of six-months. Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

The foregoing description of the Tenth Amendment is not complete and is qualified in its entirety by the full text of the Tenth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Tenth Amendment to the Credit Agreement, dated as of June 1, 2023, between US Foods, Inc. and Citicorp North America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: June 2, 2023	By:	/s/ Dirk J. Locascio
Name: Dirk J. Locascio
Title: Chief Financial Officer